Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
Ziff Davis, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share	457(c) and 457(h)	5,776,403(3)	$40.55	$234,233,141.65	0.00014760	$34,573

Total Offering Amounts					$234,233,141.65		$34,573

Total Fee Offsets							—

Net Fee Due							$34,573

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock, $0.01 par value per share (the “Common Stock”) that may be offered or sold pursuant to the Ziff Davis, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) which may become issuable by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction, as provided in the 2024 Plan.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on the Nasdaq Stock Market on August 7, 2024.

(3)
The shares being registered by the Registrant on this Registration Statement on Form
S-8
under the 2024 Plan include (a) 3,500,000 newly authorized shares of Common Stock, and (b) 2,276,403 shares of Common Stock subject to outstanding awards granted under the 2015 Ziff Davis, Inc. Stock Option Plan (the “2015 Plan”) that will become available for future issuance under the 2024 Plan to the extent that such awards are forfeited, canceled, reacquired by the Company, satisfied without the issuance of shares of Common Stock or are otherwise terminated (other than by exercise) or used to pay tax withholding obligations with respect to outstanding awards issued under the 2015 Plan.